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                                                 Community First Bancorp, Inc.
                                                       240 S. Main Street
                                               Madisonville, Kentucky 42431-7505
                                                        (xxx) xxx-xxxx
                                              Stock Order and Certification Form
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  Deadline: The Subscription Offering ends at 12:00 Noon, Kentucky time, on Xxx
  xx, 2003. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at Community First Bank office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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  (1)  Number of Shares       Price Per Share           (2) Total Amount Due
   ---------------------                              ------------------------
                                x $10.00 =            $
   ---------------------                              ------------------------

  Minimum - 25 shares.
  Maximum - 5,000 shares or 15x the percentage of total qualifying deposits the depositor held on the record date with a maximum of 10,000; 10,000 for persons acting in concert.
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  Method of Payment
  (3) [_] Enclosed is a check, bank draft or money order payable to Community First Bancorp, Inc. for $______________.

  (4) [_] I authorize Community First Bank to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

  Account Number(s)                                          Amount(s)
  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
                       Total Withdrawal
                                           -------------------------------------
  There is NO penalty for early withdrawal.
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  (5) Purchaser Information (check due)

  a   [_] Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Community First Bank as of December 31, 2001. Enter information in Section 8 for all deposit accounts that you had at Community First Bank on December 31, 2001.

  b. [_] Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Community First Bank as of March 31, 2003 but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Community First Bank on March 31, 2003.

  c. [_] Other Member - Check here if you were a depositor of Community First Bank as of April 30, 2003, but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 8 for all accounts that you had at Community First Bank on April 30, 2003.

  d. [_] Local Community - Natural persons and trusts of natural persons residing in Hopkins County, Kentucky

  e.  [_] General Public - Check here if none of the above apply.
  ------------------------------------------------------------------------------
  (6) [_] Check here if you are a director, officer or employee of Community First Bank or a member of such person's immediate family
          (same household).
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  (7) [_] NASD Affiliation - see description on reverse side of this form.
  ------------------------------------------------------------------------------
  (8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Community First Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion.
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
  Additional Qualifying Accounts

  Account Title (Names on Accounts)                  Account Number
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  Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights (additional space on back of form).
  ------------------------------------------------------------------------------
  (9) Stock Registration - Please Print Legibly and Fill Out Completely
      (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

      [_] Individual            [_]    Uniform Transfer to Minors Act    [_]   Partnership
      [_] Joint Tenants         [_]    Uniform Gift to Minors Act        [_]   Individual Retirement Account
      [_] Tenants in Common     [_]    Corporation                       [_]   Fiduciary/Trust (Under Agreement Dated _____________)

  ---------------------------------------------------------------------------------------------------------
  Name                                                              Social Security or Tax I.D.
  ---------------------------------------------------------------------------------------------------------
  Name                                                              Social Security or Tax I.D.
  ---------------------------------------------------------------------------------------------------------
  Mailing                                                                   Daytime
  Address                                                                   Telephone
  ---------------------------------------------------------------------------------------------------------
                                   Zip                                      Evening
  City             State           Code          Country                    Telephone
  ---------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
  ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated Xxxxxx xx, 2003 and understand I may not change or revoke my order once it is received by Community First Bancorp, Inc. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Community First Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

  Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

  ------------------------------------------------------------------------------
  Signature                                                 Date

  ------------------------------------------------------------------------------
  Signature                                                 Date

  ------------------------------------------------------------------------------
     Office Use Only                Check #   _______________    _______________

  Date Rec'd _______/_______        Ck. Amt. _______________     _______________

  Batch # __________ - Order # ______________________  Category    _____________
  ------------------------------------------------------------------------------

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                             Community First Bancorp
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   Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD a member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Item (8) continued; Purchaser Information

Account Title (Names on Accounts)                Account Number
-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

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                               CERTIFICATION FORM

    (This Certification Must Be Signed In Addition to the Stock Order Form On
                                  Reverse Side)

        I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY COMMUNITY FIRST BANK OR BY THE FEDERAL GOVERNMENT.

        If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director - John E. Ryan at (404) 888-0771.

        I further certify that, before purchasing the shares of common stock of Community First Bancorp, I received a copy of the Prospectus dated ______________ xx. The prospectus discloses the nature of the security being offered and describes the risks involved in the investment, including:

     1. We have not been profitable during the past several years and there is no assurance that we will be profitable following the conversion.
     2.   Our   planned   new   branch  is  likely  to  reduce   our   near-term
          profitability.
     3.   We could incur unanticipated costs in our planned system conversion.
     4. The small amount of stock being offered makes it unlikely that an active and liquid trading market will develop, and the liquidity and price of the stock may be adversely affected by the limited trading market.
     5.   It is unlikely that we will pay dividends in the foreseeable future.
     6.   There are  increased  lending  risks  associated  with  nonresidential lending.
     7. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
     8. Changes in interest rates could adversely affect our results of operations and financial condition.
     9. Our future growth and profitability may be limited by competition and conditions in our market area.
     10.  The loss of our chief executive officer could hurt our operations
     11. Our articles of incorporation and bylaws include anti-takeover provisions which, together with statutory anti-takeover provisions to which we are subject, could discourage hostile acquisitions of control
     12. We intend to remain independent after the conversion and you should not expect a takeover premium for our common stock in the near future.
     13. Expected voting control by management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.
     14. The implementation of stock-based benefit plans may dilute your ownership interest.
     15. Your subscriptions for common stock cannot be modified or canceled except in limited circumstances.
     16. We have broad discretion in allocating the net proceeds of the offering.
     17. There may be adverse tax consequences as a result of your receipt of the subscription rights.

        Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another.
        Under penalty of perjury, I certify that I,                            ,
                                                   ----------------------------
am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.


-------------------------------------         ----------------------------------
  Signature               Date                   Signature               Date

-------------------------------------         ----------------------------------
(Note: If shares are to be held jointly, both parties must sign)
                                         ----

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

          Community First Bancorp, Inc. Stock Order Form Instructions

All subscription orders are subject to the provisions of the Plan of Conversion.
--------------------------------------------------------------------------------

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 5,000 shares of common stock except that (subject to the availability of shares and the overall purchase limit) depositors as of December 31, 2001 and March 31, 2003 will have the right to purchase a percentage of the shares offered proportionate to the percentage of qualifying deposits they held on those dates. The maximum purchase for persons acting in concert is 10,000 shares of common stock. For additional information and limits, see "Community First Bank's Conversion - Limitations on Stock Purchases" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request that you exchange the cash for a check with a teller at Community First Bank ) or by check, bank draft or money order payable to Community First Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Community First Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Community First Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Community First Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Community First Bank in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Community First Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

     PLEASE BE SURE TO SIGN THE CERTIFICATION FORM ON THE BACK OF THE FORM

                  (See Reverse Side for Stock Ownership Guide)

               Community First Bancorp, Inc. Stock Ownership Guide

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Kentucky and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-KY or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.

Registration  for IRA's:  On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                          On Name Line 2  - FBO (for benefit of)
                          YOUR NAME IRA a/c #______.
                          Address will be that of the broker/trust department to where the stock certificate will be sent.
                          The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                          Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (See Reverse Side for Stock Order Form Instructions)